Exhibit 32.2

ONCOTELIC THERAPEUTICS, INC.

(formerly Oncotelic Therapeutics, Inc.)

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K/A for the year ended December 31, 2022 of Oncotelic Therapeutics, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

By:	/s/ AMIT SHAH
Amit Shah
Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	April 19, 2023